Exhibit 15.1

Specific portions of the Unilever 2011 Annual Report are incorporated by reference in this Annual Report on Form 20-F (incorporated by reference from Exhibit I of Unilever’s Current Report on Form 6-K furnished to the SEC on March 2, 2012).